                                                                     Exhibit 16

                               POWER OF ATTORNEY
                               -----------------

     We, the undersigned Trustees and officers of PIMCO Funds: Multi-Manager Series (the "Trust"), hereby severally constitute and appoint each of Stephen J. Treadway, Newton B. Schott, Jr., R. Wesley Burns, Jeffrey M. Sargent and Henrik Larsen, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our name and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name                     Capacity                        Date
----                     --------                        ----

/s/ E. Philip Cannon     Trustee                         January 19, 2001
----------------------
E. Philip Cannon


/s/ Donald P. Carter     Trustee                         January 19, 2001
----------------------
Donald P. Carter


/s/ Gary A. Childress    Trustee                         January 24, 2001
----------------------
Gary A. Childress


/s/ Richard L. Nelson    Trustee                         January 19, 2001
----------------------
Richard L. Nelson


/s/ Kenneth M. Poovey    Trustee                         January 29, 2001
----------------------
Kenneth M. Poovey


/s/ Lyman W. Porter      Trustee                         January 19, 2001
----------------------
Lyman W. Porter


/s/ Alan Richards        Trustee                         January 20, 2001
----------------------
Alan Richards


/s/ W. Bryant Stooks     Trustee                         January 23, 2001
----------------------
W. Bryant Stooks

Name                     Capacity                         Date
----                     --------                         ----


/s/ Gerald M. Thorne     Trustee                          January 22, 2001
----------------------
Gerald M. Thorne


/s/ John P. Hardaway     Treasurer and Principal          January 19, 2001
----------------------   Financial and Accounting Officer
John P.Hardaway


/s/ Stephen J. Treadway  Trustee and President            January 22, 2001
-----------------------
Stephen J. Treadway

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